Exhibit 99.1
NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

FRANKLIN ELECTRIC REPORTS SECOND QUARTER 2024 RESULTS

Second Quarter 2024 Highlights
•Consolidated net sales of $543.3 million, a decrease of 5% to the prior year, with lower sales across all three segments
•Operating income was $79.1 million with operating margin of 14.6%
•GAAP fully diluted earnings per share (EPS) was $1.26

Fort Wayne, IN – July 23, 2024 – Franklin Electric Co., Inc. today announced its second quarter financial results for fiscal year 2024.

Second quarter 2024 net sales were $543.3 million, compared to second quarter 2023 net sales of $569.1 million. Second quarter 2024 operating income was $79.1 million, compared to second quarter 2023 operating income of $80.9 million. Second quarter 2024 EPS was $1.26, versus EPS in the second quarter 2023 of $1.27.

“The Franklin team achieved solid results in the second quarter, marking one of the strongest quarters from an earnings perspective in Franklin’s history. We continue to deliver margin expansion on sales below the record levels reached in the prior year period. While unfavorable weather continued to adversely impact sales, strong operational performance in the Water Systems and Fueling Systems segments helped offset this headwind,” commented Gregg Sengstack, Franklin Electric’s Executive Chairperson.

“Franklin Electric’s diverse product line, customer base, and geographic exposure continue to prove resilient despite macroeconomic, geopolitical, and weather-related pressures. These factors, along with our great people and strong working capital position, give us confidence as we look towards the back half of the year.”

“It has been an incredible journey working with the exceptional team here at Franklin Electric. I look forward to continuing to support our mission and our new CEO, Joe Ruzynski, in my position as Executive Chairperson.” concluded Mr. Sengstack.

Segment Summaries

Water Systems net sales were $315.6 million in the second quarter, a decrease of $6.1 million or 2 percent compared to the record second quarter sales of 2023. The sales decrease was driven by lower sales of large dewatering pumps, which had a record quarter last year, partially offset by sales increases in all other surfaces products, water treatment products and groundwater products. Water Systems operating income in the second quarter 2024 was $62.3 million, a new quarterly record for any quarter. Second quarter 2023 Water Systems operating income was $50.8 million.

Distribution net sales were $190.5 million, a decrease of $2.6 million or 1 percent compared to the second quarter 2023. Sales decreases were driven by the continued negative impact of wet weather across the U.S. that has delayed contractor installations, partially offset by sales from a recent acquisition. The Distribution segment operating income in the second quarter 2024 was $9.8 million. Second quarter 2023 Distribution operating income was $17.8 million.

Fueling Systems net sales were $73.1 million in the second quarter 2024, a decrease of $7.3 million or 9 percent compared to the second quarter 2023. Sales decreases were driven by lower volumes. Fueling Systems operating income in the second quarter 2024 was $26.0 million. Second quarter 2023 Fueling Systems operating income was $26.7 million.

2024 Guidance

The Company is maintaining its sales guidance for full year 2024 to be in the range of $2.10 billion to $2.17 billion and reducing its EPS guidance for full year 2024 to be in the range of $4.16 to $4.34 which incorporates the Company’s first half performance and its outlook for continued solid execution in the second half while maintaining strong margins similar to the first half.

Earnings Conference Call

A conference call to review earnings and other developments in the business will commence at 9:00 am ET. The second quarter 2024 earnings call will be available via a live webcast. The webcast will be available in a listen only mode by going to:

https://edge.media-server.com/mmc/p/f8j7t4wj

For those interested in participating in the question-and-answer portion of the call, please register for the call at the link below.

https://register.vevent.com/register/BI8d56cfdc94aa49358360ba12cb42e3e2

All registrants will receive dial-in information and a PIN allowing them to access the live call. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A replay of the conference call will be available from Tuesday, July 23, 2024, through 9:00 am ET on Tuesday, July 30, 2024, by visiting the listen-only webcast link above.

Forward Looking Statements

"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, epidemics and pandemics, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2023, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

About Franklin Electric

Franklin Electric is a global leader in the production and marketing of systems and components for the movement of water and energy. Recognized as a technical leader in its products and services, Franklin Electric serves customers around the world in residential, commercial, agricultural, industrial, municipal, and fueling applications. Franklin Electric is proud to be named in Newsweek’s lists of America’s Most Responsible Companies and Most Trustworthy Companies for 2023 and America’s Climate Leaders 2023 by USA Today.

Franklin Electric Contact:

Jeffery L. Taylor
Franklin Electric Co., Inc.
InvestorRelations@fele.com

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(In thousands, except per share amounts)
	Second Quarter Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023

Net sales	$543,258	$569,181	$1,004,158	$1,053,732

Cost of sales	343,461	380,700	640,781	702,986

Gross profit	199,797	188,481	363,377	350,746

Selling, general, and administrative expenses	120,648	107,429	236,292	216,964

Restructuring expense	—	149	—	273

Operating income	79,149	80,903	127,085	133,509

Interest expense	(1,976)	(4,178)	(3,424)	(7,325)
Other income, net	184	1,179	890	1,588
Foreign exchange expense	(436)	(3,571)	(5,316)	(5,615)

Income before income taxes	76,921	74,333	119,235	122,157

Income tax expense	17,590	14,173	26,812	24,421

Net income	$59,331	$60,160	$92,423	$97,736

Less: Net income attributable to noncontrolling interests	(232)	(560)	(365)	(811)

Net income attributable to Franklin Electric Co., Inc.	$59,099	$59,600	$92,058	$96,925

Earnings per share:
Basic	$1.28	$1.29	$1.99	$2.09
Diluted	$1.26	$1.27	$1.97	$2.06

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)
	June 30, 2024	December 31, 2023
ASSETS

Cash and cash equivalents	$58,104	$84,963
Receivables (net)	299,185	222,418
Inventories	525,435	508,696
Other current assets	35,972	37,718
Total current assets	918,696	853,795

Property, plant, and equipment, net	224,196	229,739
Lease right-of-use assets, net	63,270	57,014
Goodwill and other assets	578,184	587,574
Total assets	$1,784,346	$1,728,122

LIABILITIES AND EQUITY

Accounts payable	$175,553	$152,419
Accrued expenses and other current liabilities	109,888	104,949
Current lease liability	18,274	17,316
Current maturities of long-term debt and short-term borrowings	42,375	12,355
Total current liabilities	346,090	287,039

Long-term debt	87,242	88,056
Long-term lease liability	43,638	38,549
Income taxes payable non-current	—	4,837
Deferred income taxes	29,529	29,461
Employee benefit plans	29,931	35,973
Other long-term liabilities	21,886	33,914

Redeemable noncontrolling interest	1,134	1,145

Total equity	1,224,896	1,209,148
Total liabilities and equity	$1,784,346	$1,728,122

FRANKLIN ELECTRIC CO., INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
(In thousands)
	June 30, 2024	June 30, 2023
Cash flows from operating activities:
Net income	$92,423	$97,736
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	27,690	26,259
Non-cash lease expense	10,105	8,523
Share-based compensation	7,015	6,410
Other	4,315	7,896
Changes in assets and liabilities:
Receivables	(82,828)	(70,725)
Inventory	(23,982)	(24,125)
Accounts payable and accrued expenses	13,171	(3,880)
Operating leases	(10,314)	(8,706)
Income taxes-U.S. Tax Cuts and Jobs Act	(3,870)	(2,902)
Other	1,278	6,540

Net cash flows from operating activities	35,003	43,026

Cash flows from investing activities:
Additions to property, plant, and equipment	(19,445)	(20,241)
Proceeds from sale of property, plant, and equipment	418	—
Acquisitions and investments	(1,151)	(6,641)
Other investing activities	21	2

Net cash flows from investing activities	(20,157)	(26,880)

Cash flows from financing activities:
Net change in debt	29,183	32,171
Proceeds from issuance of common stock	4,302	9,010
Purchases of common stock	(47,895)	(25,541)
Dividends paid	(23,980)	(20,872)
Deferred payments for acquisitions	(348)	(186)

Net cash flows from financing activities	(38,738)	(5,418)

Effect of exchange rate changes on cash and cash equivalents	(2,967)	(3,291)
Net change in cash and cash equivalents	(26,859)	7,437
Cash and cash equivalents at beginning of period	84,963	45,790
Cash and cash equivalents at end of period	$58,104	$53,227

Key Performance Indicators: Net Sales Summary

	Net Sales
(in millions)	United States & Canada	Latin America	Europe, Middle East & Africa	Asia Pacific	Total Water	Fueling	Distribution	Other/Elims	Consolidated
Q2 2023	$202.9	$42.0	$54.6	$22.2	$321.7	$80.4	$193.1	$(26.1)	$569.1
Q2 2024	$193.6	$41.8	$56.0	$24.2	$315.6	$73.1	$190.5	$(35.9)	$543.3
Change	$(9.3)	$(0.2)	$1.4	$2.0	$(6.1)	$(7.3)	$(2.6)	$(9.8)	$(25.8)
% Change	(5)%	—%	3%	9%	(2)%	(9)%	(1)%		(5)%

Foreign currency translation, net*	$(0.3)	$(1.2)	$(2.6)	$(0.8)	$(4.9)	$(0.1)	$—		$(5.0)
% Change	—%	(3)%	(5)%	(4)%	(2)%	—%	—%		(1)%

Acquisitions	$4.9	$—	$—	$—	$4.9	$—	$4.7		$9.6
% Change	2%	—%	—%	—%	2%	—%	2%		2%

Volume/Price	$(13.8)	$1.0	$3.9	$2.8	$(6.1)	$(7.2)	$(7.3)	$(9.8)	$(30.4)
% Change	(7)%	2%	7%	13%	(2)%	(9)%	(4)%	38%	(5)%

*The Company has presented local currency price increases used to offset currency devaluation in the Argentina and Turkey hyperinflationary economies within the foreign currency translation, net row above.

Key Performance Indicators: Operating Income and Margin Summary

Operating Income and Margins
(in millions)	For the Second Quarter 2024
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$62.3	$26.0	$9.8	$(19.0)	$79.1
% Operating Income To Net Sales	19.7%	35.6%	5.1%		14.6%

Operating Income and Margins
(in millions)	For the Second Quarter 2023
	Water	Fueling	Distribution	Other/Elims	Consolidated
Operating Income/(Loss)	$50.8	$26.7	$17.8	$(14.4)	$80.9
% Operating Income To Net Sales	15.8%	33.2%	9.2%		14.2%